Term Sheet dated June 5, 2007

THE NATIONAL COLLEGIATE FUNDING LLC
Depositor and Sponsor

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-2
Issuing Entity

$1,041,000,000

          The National Collegiate Funding LLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents The National Collegiate Funding LLC has filed with the SEC for more complete information about The National Collegiate Funding LLC and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, The National Collegiate Funding LLC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

          This term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this term sheet relates. This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

          The information in this term sheet is preliminary, and may be superseded by an additional term sheet provided to you prior to the time you enter into a contract of sale. This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

          A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

          Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this term sheet is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

[THE FIRST MARBLEHEAD CORPORATION LOGO]

TERM SHEET

Term Sheet

$1,041,000,000
The National Collegiate Student Loan Trust 2007-2
Issuing Entity

The National Collegiate Funding LLC
Depositor and Sponsor

Student Loan Asset Backed Notes

Securities Offered

•	Classes of notes listed in the table below

Assets

•	Private student loans guaranteed by The Education Resources Institute, Inc.

Credit Enhancement

•	Excess interest on the student loans
•	Subordination of the class B notes, class C notes and class D notes to the class A notes and subordination of the class C notes and class D notes to the class B notes and subordination of the class D notes to the class C notes to the extent more fully described in this term sheet
•	Reserve account
•	The Education Resources Institute, Inc. guaranty on the student loans together with certain guaranty fees pledged to secure payments of claims on defaulted student loans

The notes offered hereby represent obligations of the issuing entity only and do not represent an interest in or obligations of the sponsor, the depositor, The First Marblehead Corporation, The Education Resources Institute, Inc., the originators, the servicers or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

Distributions on the notes will be made on the 25th calendar day of each month or if the 25th is not a business day, the next business day. The first distribution date for the notes is August 27, 2007.

                Initial Class    Interest Rate              Final Maturity                   Discounts and     Proceeds to the
                  Balance         (per annum)                   Date               Price     Commissions(1)         Trust
                -------------    --------------             --------------         -----     --------------    ----------------
Class A-1
Notes           $268,016,000    One-month LIBOR plus __%    January 27, 2025      100.000%       0.200%          99.800%

Class A-2
Notes           $308,734,000    One-month LIBOR plus __%    June 26, 2028         100.000%       0.250%          99.750%

Class A-3
Notes            $94,225,000    One-month LIBOR plus __%    March 26, 2029        100.000%       0.300%          99.700%

Class A-4
Notes           $213,875,000    One-month LIBOR plus __%    January 25, 2033      100.000%       0.310%          99.690%

Class A-IO
Notes                     (2)           6.70%               July 25, 2012         29.1098%(3)    0.1455%         28.9643%

Class B Notes    $31,230,000    One-month LIBOR plus __%    January 25, 2033      100.000%       0.360%          99.640%

Class C Notes    $62,460,000    One-month LIBOR plus __%    January 25, 2033      100.000%       0.410%          99.590%

Class D Notes    $62,460,000    One-month LIBOR plus __%    January 25, 2033      100.000%       0.650%          99.350%

    Total     $1,041,000,000                                                                              $1,099,919,234(4)

_________________

(1)	Subject to indemnification and expense reimbursement arrangements with the underwriters.
(2)	Initial notional amount equal to $213,875,000
(3)	The price, discount and commission and proceeds to the trust for the class A-IO notes are estimates and will likely change based on final pricing.
(4)	Before deducting expenses estimated to be $1,750,000 and the structuring advisory fee paid to The First Marblehead Corporation.

          The offered notes are offered by the underwriters named below, subject to prior sale, when, as and if accepted by the underwriters, subject to approval of certain legal matters by counsel for the underwriters. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part. It is expected that delivery of the offered notes will be made in book-entry-only form on or about June 14, 2007.

          Application will be made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and to trading on its regulated market. There can be no assurance that this listing will be obtained. The issuance and settlement of the offered notes is not conditioned on the listing of the offered notes on the Irish Stock Exchange.

          Neither the Securities and Exchange Commission nor any other federal regulatory authority or state securities commission has approved or recommended the securities described in this term sheet or determined if this term sheet is truthful or complete. No securities commission or regulatory authority has reviewed the accuracy or adequacy of this term sheet. Any representation to the contrary is a criminal offense.

          This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

          This term sheet constitutes a "free writing prospectus" within the meaning of Rule 405 under the Securities Act of 1933, as amended.

Goldman, Sachs & Co. Joint Book-Runner Banc of America Securities LLC	Credit Suisse Joint Book-Runner JPMorgan

June 5, 2007

THE INFORMATION IN THIS TERM SHEET

          The information contained herein refers to and supplements certain of the information contained in the Free Writing Prospectus, dated June 4, 2007 (the "free writing prospectus"). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the free writing prospectus.

IDENTIFICATION NUMBERS

                Class               CUSIP Number               ISIN
          ---------------           ------------           ------------
          Class A-1 Notes            63543L AA3            US63543LAA35
          Class A-2 Notes            63543L AB1            US63543LAB18
          Class A-3 Notes            63543L AC9            US63543LAC90
          Class A-4 Notes            63543L AD7            US63543LAD73
          Class A-IO Notes           63543L AE5            US63543LAE56
          Class B Notes              63543L AF2            US63543LAF22
          Class C Notes              63543L AG0            US63543LAG05
          Class D Notes              63543L AH8            US63543LAH87

USE OF PROCEEDS AND ASSETS

          The trust estimates that the net proceeds from the sale of the notes will be applied substantially as follows:

Collection Account(1)(2)                                 $ 903,241,362
Reserve Account                                          $ 187,424,000
Deposit to TERI Pledge Fund                               $  7,503,872
Cost of Issuance                                          $  1,750,000
Underwriting Fee(2)                                        $ 3,339,351
                                                      -----------------
     Total Uses                                       $  1,103,258,585(2)

(1) $813,222,478 used to purchase student loans and $90,018,884 paid to The First Marblehead Corporation as a structuring advisory fee.

(2) After pricing of the class A-IO notes, these dollar amounts may change.

          The assets of the trust and those assets expected to be pledged to the trust at the closing date are estimated to be:

               Trust Student Loans                      $ 770,246,857
               Reserve Account                          $ 187,424,000
               Collection Account                       $      ---
               TERI Pledge Fund                         $ 47,755,305
                                                       --------------
                    Total Assets                       $1,005,426,162

          On the closing date, the sum of the outstanding principal balance of the trust student loans, the amount deposited into the TERI pledge fund, the reserve account and the collection account on the closing date will be no less than approximately 96.6% of the outstanding principal amount of the offered notes.

DESCRIPTION OF THE NOTES

The Notes

          Interest. Interest will accrue on the notional amount of the class A-IO notes at a rate of 6.70% per annum. On each distribution date, the notional amount of the class A-IO notes will equal the amount determined as follows:

                Distribution Dates                    Notional Amount
                ------------------                    ---------------
          August 2007 - January 2012                    $213,875,000
          February 2012                                 $206,268,461
          March 2012                                    $193,633,232
          April 2012                                    $181,345,237
          May 2012                                      $169,742,594
          June 2012                                     $158,561,750
          July 2012                                     $147,930,457
          August 2012 and thereafter                         $0

          However, if on any distribution date (after giving effect to the distributions of principal to be made on that distribution date), the outstanding principal balance of the class A-4 notes would be less than the original principal balance of the class A-4 notes, the notional amount of the class A-IO notes will equal the lesser of the outstanding principal balance of the class A-4 notes and the scheduled notional amount as described in the above table. If on any such distribution date the amount of interest payable to the class A-IO notes is not based on their scheduled notional amount for that distribution date, the class A-IO notes also will be entitled to receive a prepayment penalty in an amount equal to the difference between the amount of interest accrued at the class A-IO note interest rate on their scheduled notional amount and the amount of interest distributed to holders of the class A-IO notes as described in the free writing prospectus under clause (3) of "Description of the Notes—Distributions and Payments—Distributions from Collection Account." Prepayment penalties, together with interest thereon at the class A-IO note interest rate, will be paid as described in the free writing prospectus under clause (15) of "Description of the Notes—Distributions and Payments—Distributions from Collection Account."

          The "Stepdown Date" will be the August 2013 distribution date.

Subordinate Note Interest Triggers

          A Class B Note Interest Trigger will be in effect for a distribution date if the Cumulative Default Rate (as defined in the glossary) for such distribution date equals or exceeds the percentage listed below for the most recent date preceding such distribution date.

             Date                        Cumulative Default Rate
          ---------                      -----------------------
          July 2008                             4.00%
          July 2011                             9.00%
          July 2012                             14.00%
          July 2013                             19.50%

          However, a Class B Note Interest Trigger will not be in effect on a distribution date if (a) the aggregate outstanding principal balance of the class A notes, after giving effect to all distributions to be made on that distribution date, would be less than the sum of the pool balance on the last day of the related Collection Period plus the amount on deposit in the reserve account, after giving effect to all distributions to be made on that distribution date, or (b) TERI is solvent and is continuing to purchase defaulted student loans with respect to which TERI has become obligated to purchase under the terms of the relevant guaranty agreement.

          If a Class B Note Interest Trigger is in effect, interest on the class B notes will be subordinated to the payment of principal on the class A notes, interest on the class C notes will be subordinated to the payment of principal on the class A notes and the class B notes, and interest on the class D notes will be subordinated to the payment of principal on the class A notes, class B notes and class C notes.

          A Class C Note Interest Trigger will be in effect for a distribution date if (a) both (i) the Cumulative Default Rate for such distribution date equals or exceeds the percentage listed below for the most recent date preceding such distribution date and (ii) the ratio of (x) the sum of the pool balance on the last day of the related collection period, plus the amount on deposit in the reserve account after giving effect to all distributions to be made on that distribution date, to (y) the aggregate outstanding principal balance of the class A notes and the class B notes after giving effect to all distributions to be made on that distribution date would be less than 100% or (b) the ratio of (x) the sum of the pool balance on the last day of the collection period related to the preceding distribution date plus the amount on deposit in the reserve account after giving effect to all distributions made on the preceding distribution date to (y) the aggregate outstanding principal balance of the class A notes, the class B notes and the class C notes after giving effect to all distributions made on the preceding distribution date is less than 50%.

             Date                       Cumulative Default Rate
          ---------                     -----------------------
          July 2008                               3.00%
          July 2011                               7.00%
          July 2012                              11.50%
          July 2013                              16.00%

          However, a Class C Note Interest Trigger will not be in effect on a distribution date if TERI is solvent and is continuing to purchase defaulted student loans with respect to which TERI has become obligated to purchase under the terms of the relevant guaranty agreement.

          If a Class C Note Interest Trigger is in effect, interest on the class C notes will be subordinated to the payment of principal on the class A notes and the class B notes and interest on the class D notes will be subordinated to the payment of principal on the class A notes, class B notes and class C notes.

          A Class D Note Interest Trigger will be in effect for a distribution date if (a) the sum of the pool balance at the end of the preceding collection period plus amounts on deposit in the reserve account after payments on that distribution date is less than (b) 89% of the outstanding principal balance of the offered notes after payments on that distribution date.

          However, a Class D Note Interest Trigger will not be in effect on a distribution date if (a) the aggregate outstanding principal balance of the class A notes, class B notes and class C notes, after giving effect to all distributions to be made on that distribution date, would be less than the sum of the pool balance on the last day of the related Collection Period plus the amount on deposit in the reserve account, after giving effect to all distributions to be made on that distribution date, or (b) TERI is solvent and is continuing to purchase defaulted student loans with respect to which TERI has become obligated to purchase under the terms of the relevant guaranty agreement.

          If a Class D Note Interest Trigger is in effect, interest on the class D notes will be subordinated to the payment of principal on the class A notes, class B notes and class C notes.

Accounts

          Reserve Account. The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to approximately $187,424,000. The required reserve amount will not step-down below the minimum reserve amount of $5,207,000.

          If the amount on deposit in the reserve account on any distribution date beginning with the distribution date in August 2007 (after giving effect to all deposits or withdrawals therefrom on that distribution date) exceeds the respective amount listed below for that distribution date:

         Distribution Date              Amount                 Distribution Date             Amount
         -----------------           ------------              -----------------          -----------
            August 2007              $176,596,000                 April 2009              $54,874,000
           September 2007            $171,077,000                  May 2009               $50,397,000
            October 2007             $165,142,000                  June 2009              $45,607,000
           November 2007             $158,686,000                  July 2009              $40,401,000
           December 2007             $152,126,000                 August 2009             $34,882,000
            January 2008             $145,775,000               September 2009            $31,550,000
           February 2008             $139,215,000                October 2009             $28,635,000
             March 2008              $132,863,000                November 2009            $23,949,000
             April 2008              $125,991,000                December 2009            $19,680,000
              May 2008               $119,639,000                January 2010             $15,515,000
             June 2008               $113,184,000                February 2010            $13,641,000
             July 2008               $106,936,000                 March 2010              $12,912,000
            August 2008              $100,481,000                 April 2010              $11,767,000
           September 2008            $94,337,000                   May 2010               $10,934,000
            October 2008             $87,882,000                   June 2010               $9,684,000
           November 2008             $81,009,000                   July 2010               $8,643,000
           December 2008             $74,345,000                  August 2010              $7,810,000
            January 2009             $67,265,000                September 2010             $6,560,000
           February 2009             $62,579,000                 October 2010              $5,519,000
             March 2009              $59,247,000         November 2010 and thereafter      $5,207,000

then any excess funds in the reserve account will be deposited into the collection account for distribution as available funds on the distribution date to the persons and in the order of priority specified under "Distributions" (including to the holders of the owner trust certificates after payment of all other amounts) in the free writing prospectus.

PREPAYMENT AND YIELD CONSIDERATIONS

          The following information is given solely to illustrate the effect of prepayments of trust student loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the payment rate that might actually be experienced.

General

          The rate of payments on the principal balances and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the trust student loans. The rate of principal payments on the trust student loans will in turn be affected by the amortization schedules of the trust student loans and by the rate of principal prepayments. All of the trust student loans are prepayable at any time without penalty.

Prepayments

          Prepayments, liquidations and purchases of the trust student loans, including optional purchase of the remaining trust student loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes.

          Because the rate of payment of principal of the trust student loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any security may vary from the anticipated yield will depend upon the following factors:

•	the degree to which a security is purchased at a discount or premium; and

•	the degree to which the timing of payments on a security is sensitive to prepayments, liquidations and purchases of the trust student loans.

Weighted Average Lives

          The weighted average life of a security refers to the average amount of time that will elapse from the date of issuance of the security to the date the principal amount of the security is reduced to zero.

          Greater than anticipated principal prepayments will increase the yield on notes having a principal amount purchased at a discount and will decrease the yield on those notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the trust student loans and the recoveries, if any, on defaulted trust student loans and any guaranty payments will also affect the weighted average life of the notes.

          Prepayments on pools of student loans can be calculated based on a variety of prepayment models. The model used to calculate prepayments in this term sheet is based on prepayments assumed to occur at a constant prepayment rate, referred to in this term sheet as "CPR." CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = (Balance (including accrued interest to be capitalized) after scheduled payments) x (1-(1-CPR)^1/12)

          Accordingly, monthly prepayments, assuming a $1,000 balance after scheduled payments, would be as follows for various levels of CPR:

             CPR                           0%            4%            7%           10%            15%
----------------------                   -----         -----         -----         -----          ------
Monthly Prepayment                       $0.00         $3.40         $6.03         $8.74          $13.45

          The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The trust student loans will not prepay at any constant level of CPR, nor will all of the trust student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

          The tables below show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of the notes at certain monthly distribution dates under various CPR scenarios.

          Assumptions. For the sole purpose of calculating the information presented in the tables, it is assumed, among other things, that:

•	the cutoff date for the trust student loans is as of May 31, 2007;
•	the closing date is June 14, 2007;
•	all trust student loans remain in their current status until their status end date and then move to repayment, and no trust student loan moves from repayment to any other status;
•	no defaults occur on any of the trust student loans;
•	loans in deferment prepay at 1% CPR;
•	100% of borrowers in a repayment status will pay on time;
•	depending on their selection, borrowers in a deferment status will either capitalize the interest on their loan or pay interest only during deferment;
•	it is assumed that one-month LIBOR remains fixed at 5.32% for the life of the transaction;
•	distributions on the notes begin on August 25, 2007 and will be made on the 25th calendar day of each month regardless of whether such day is a business day;
•	the interest rate for each class of outstanding notes at all times will be equal to:

            Class A-1 notes:                        5.36%
            Class A-2 notes:                        5.45%
            Class A-3 notes:                        5.56%
            Class A-4 notes:                        5.63%
            Class A-IO notes:                       6.70%
            Class B notes:                          5.65%
            Class C notes:                          5.82%
            Class D notes:                          6.47%
•	interest on the notes (other than the class A-IO notes) accrues on an actual/360 day count basis and interest on the class A-IO notes accrues on a 30/360 basis;
•	an administration fee equal to 0.05% per annum calculated on an 30/360 day count basis of the outstanding principal amount of the trust student loans paid monthly, beginning August 25, 2007, by the trust to the administrator;
•	trustee, paying agent and other fees in the amount of $8,167 paid monthly, beginning August 25, 2007, to the respective parties;
•	servicing fees are based upon the aggregate principal balance of the trust student loans serviced at the end of each month, multiplied by the applicable servicing fee divided by twelve, equal to (i) 0.125% during deferment, (ii) 0.34% during repayment; and
•	all payments are assumed to be made at the end of the month; amounts on deposit in the reserve account are invested in eligible investments at the assumed reinvestment rate of 5.27% per annum.

          The tables below have been prepared based on the assumptions described above and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and ages of the trust student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and ages of the trust student loans are the same as the assumed characteristics, remaining terms and ages.

Weighted Average Lives and Expected Maturity Dates of the Notes at Various CPRs

                                           Weighted Average Life (years)(1)
                             --------------------------------------------------------------------
    Class                    0%              4%             7%              10%               15%
---------------           -------         -------        -------          -------          -------
Class A-1 Notes             4.28            2.86           2.50             2.01             1.84
Class A-2 Notes            14.41            9.17           7.00             4.78             4.25
Class A-3 Notes            18.72           15.01          12.00             7.13             5.88
Class A-4 Notes            21.33           19.57          17.69            12.46            10.02
Class B Notes              16.50           14.37          13.13            10.79             9.79
Class C Notes              16.50           14.37          13.13            10.79             9.79
Class D Notes              16.50           14.37          13.13            10.79             9.79

    Class                                                       Expected Maturity Date
---------------        -----------------------------------------------------------------------------------------------
Class A-1 Notes        February 2017       August 2012          November 2011         October 2010         June 2010
Class A-2 Notes          May 2025         January 2021          January 2018          August 2013        November 2012
Class A-3 Notes        November 2026      October 2023          December 2020         August 2015        October 2013
Class A-4 Notes        November 2031      January 2031            May 2030             June 2027          March 2025
Class B Notes          November 2031      January 2031            May 2030             June 2027          March 2025
Class C Notes          November 2031      January 2031            May 2030             June 2027          March 2025
Class D Notes          November 2031      January 2031            May 2030             June 2027          March 2025
(1)

The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on such note by the number of years from the date of issuance of such note to the related payment date, (y) adding the results and (z) dividing the sum by the original principal amount of such note.

Percentage of Initial Class A-1 Notes Principal at Various CPR Percentages

     Distribution Date        0%               4%                7%               10%              15%
----------------------      ------           -----              ----            -----             -----
Closing                      100%             100%              100%             100%             100%
August 2007                  100%             100%              100%              99%              99%
August 2008                  87%               85%              83%               79%              76%
August 2009                  69%               62%              57%               43%              35%
August 2010                  57%               42%              31%               5%               0%
August 2011                  47%               23%               6%               0%               0%
August 2012                  33%               0%                0%               0%               0%
August 2013                  26%               0%                0%               0%               0%
August 2014                  19%               0%                0%               0%               0%
August 2015                  12%               0%                0%               0%               0%
August 2016                   4%               0%                0%               0%               0%
August 2017                   0%               0%                0%               0%               0%

Percentage of Initial Class A-2 Notes Principal at Various CPR Percentages

     Distribution Date        0%               4%                7%               10%              15%
----------------------     ------           -----              ----            -----             -----
Closing                     100%             100%              100%             100%             100%
August 2007                 100%             100%              100%             100%             100%
August 2008                 100%             100%              100%             100%             100%
August 2009                 100%             100%              100%             100%             100%
August 2010                 100%             100%              100%             100%              91%
August 2011                 100%             100%              100%              70%              50%
August 2012                 100%              98%              79%               34%              10%
August 2013                 100%              83%              57%               0%               0%
August 2014                 100%              71%              42%               0%               0%
August 2015                 100%              60%              29%               0%               0%
August 2016                 100%              49%              16%               0%               0%
August 2017                 96%               37%               4%               0%               0%
August 2018                 87%               26%               0%               0%               0%
August 2019                 78%               15%               0%               0%               0%
August 2020                 67%               4%                0%               0%               0%
August 2021                 56%               0%                0%               0%               0%
August 2022                 43%               0%                0%               0%               0%
August 2023                 28%               0%                0%               0%               0%
August 2024                 12%               0%                0%               0%               0%
August 2025                  0%               0%                0%               0%               0%

Percentage of Initial Class A-3 Notes Principal at Various CPR Percentages

     Distribution Date        0%               4%                7%               10%              15%
----------------------      ------           -----              ----            -----             -----
Closing                      100%             100%              100%             100%             100%
August 2007                  100%             100%              100%             100%             100%
August 2008                  100%             100%              100%             100%             100%
August 2009                  100%             100%              100%             100%             100%
August 2010                  100%             100%              100%             100%             100%
August 2011                  100%             100%              100%             100%             100%
August 2012                  100%             100%              100%             100%             100%
August 2013                  100%             100%              100%              98%              9%
August 2014                  100%             100%              100%              43%              0%
August 2015                  100%             100%              100%              0%               0%
August 2016                  100%             100%              100%              0%               0%
August 2017                  100%             100%              100%              0%               0%
August 2018                  100%             100%              76%               0%               0%
August 2019                  100%             100%              41%               0%               0%
August 2020                  100%             100%               8%               0%               0%
August 2021                  100%              78%               0%               0%               0%
August 2022                  100%              42%               0%               0%               0%
August 2023                  100%              5%                0%               0%               0%
August 2024                  100%              0%                0%               0%               0%
August 2025                  81%               0%                0%               0%               0%
August 2026                  16%               0%                0%               0%               0%
August 2027                   0%               0%                0%               0%               0%

Percentage of Initial Class A-4 Notes Principal at Various CPR Percentages

     Distribution Date        0%               4%                7%               10%              15%
----------------------      ------           -----              ----            -----             -----
Closing                      100%             100%              100%             100%             100%
August 2007                  100%             100%              100%             100%             100%
August 2008                  100%             100%              100%             100%             100%
August 2009                  100%             100%              100%             100%             100%
August 2010                  100%             100%              100%             100%             100%
August 2011                  100%             100%              100%             100%             100%
August 2012                  100%             100%              100%             100%             100%
August 2013                  100%             100%              100%             100%             100%
August 2014                  100%             100%              100%             100%              81%
August 2015                  100%             100%              100%              99%              63%
August 2016                  100%             100%              100%              81%              49%
August 2017                  100%             100%              100%              67%              38%
August 2018                  100%             100%              100%              55%              30%
August 2019                  100%             100%              100%              45%              23%
August 2020                  100%             100%              100%              36%              17%
August 2021                  100%             100%              90%               29%              12%
August 2022                  100%             100%              77%               22%              8%
August 2023                  100%             100%              65%               16%              5%
August 2024                  100%              86%              53%               11%              3%
August 2025                  100%              70%              42%               7%               0%
August 2026                  100%              54%              32%               4%               0%
August 2027                  76%               37%              21%               0%               0%
August 2028                  47%               22%              11%               0%               0%
August 2029                  24%               11%               5%               0%               0%
August 2030                  10%               4%                0%               0%               0%
August 2031                   3%               0%                0%               0%               0%
August 2032                   0%               0%                0%               0%               0%

Percentage of Initial Class B Notes Principal at Various CPR Percentages

     Distribution Date        0%               4%                7%               10%              15%
----------------------      ------           -----              ----            -----             -----
Closing                     100%             100%              100%             100%             100%
August 2007                 100%             100%              100%             100%             100%
August 2008                 100%             100%              100%             100%             100%
August 2009                 100%             100%              100%             100%             100%
August 2010                 100%             100%              100%             100%             100%
August 2011                 100%             100%              100%             100%             100%
August 2012                 100%             100%              100%             100%             100%
August 2013                 100%              99%              99%               98%              98%
August 2014                 97%               93%              90%               82%              76%
August 2015                 94%               87%              81%               68%              59%
August 2016                 91%               81%              73%               56%              46%
August 2017                 88%               75%              66%               46%              36%
August 2018                 84%               69%              59%               38%              28%
August 2019                 80%               63%              52%               31%              22%
August 2020                 75%               57%              45%               25%              16%
August 2021                 70%               51%              39%               20%              11%
August 2022                 64%               45%              34%               15%              7%
August 2023                 57%               39%              28%               11%              5%
August 2024                 50%               33%              23%               8%               2%
August 2025                 42%               26%              18%               5%               0%
August 2026                 33%               20%              14%               3%               0%
August 2027                 24%               14%               9%               0%               0%
August 2028                 15%               8%                5%               0%               0%
August 2029                  8%               4%                2%               0%               0%
August 2030                  3%               1%                0%               0%               0%
August 2031                  1%               0%                0%               0%               0%
August 2032                  0%               0%                0%               0%               0%

Percentage of Initial Class C Notes Principal at Various CPR Percentages

     Distribution Date        0%               4%                7%               10%              15%
----------------------      ------           -----              ----            -----             -----
Closing                     100%             100%              100%             100%             100%
August 2007                 100%             100%              100%             100%             100%
August 2008                 100%             100%              100%             100%             100%
August 2009                 100%             100%              100%             100%             100%
August 2010                 100%             100%              100%             100%             100%
August 2011                 100%             100%              100%             100%             100%
August 2012                 100%             100%              100%             100%             100%
August 2013                 100%              99%              99%               98%              98%
August 2014                 97%               93%              90%               82%              76%
August 2015                 94%               87%              81%               68%              59%
August 2016                 91%               81%              73%               56%              46%
August 2017                 88%               75%              66%               46%              36%
August 2018                 84%               69%              59%               38%              28%
August 2019                 80%               63%              52%               31%              22%
August 2020                 75%               57%              45%               25%              16%
August 2021                 70%               51%              39%               20%              11%
August 2022                 64%               45%              34%               15%              7%
August 2023                 57%               39%              28%               11%              5%
August 2024                 50%               33%              23%               8%               2%
August 2025                 42%               26%              18%               5%               0%
August 2026                 33%               20%              14%               3%               0%
August 2027                 24%               14%               9%               0%               0%
August 2028                 15%               8%                5%               0%               0%
August 2029                  8%               4%                2%               0%               0%
August 2030                  3%               1%                0%               0%               0%
August 2031                  1%               0%                0%               0%               0%
August 2032                  0%               0%                0%               0%               0%

Percentage of Initial Class D Notes Principal at Various CPR Percentages

     Distribution Date        0%               4%                7%               10%              15%
----------------------      ------           -----              ----            -----             -----
Closing                     100%             100%              100%             100%             100%
August 2007                 100%             100%              100%             100%             100%
August 2008                 100%             100%              100%             100%             100%
August 2009                 100%             100%              100%             100%             100%
August 2010                 100%             100%              100%             100%             100%
August 2011                 100%             100%              100%             100%             100%
August 2012                 100%             100%              100%             100%             100%
August 2013                 100%              99%              99%               98%              98%
August 2014                 97%               93%              90%               82%              76%
August 2015                 94%               87%              81%               68%              59%
August 2016                 91%               81%              73%               56%              46%
August 2017                 88%               75%              66%               46%              36%
August 2018                 84%               69%              59%               38%              28%
August 2019                 80%               63%              52%               31%              22%
August 2020                 75%               57%              45%               25%              16%
August 2021                 70%               51%              39%               20%              11%
August 2022                 64%               45%              34%               15%              7%
August 2023                 57%               39%              28%               11%              5%
August 2024                 50%               33%              23%               8%               2%
August 2025                 42%               26%              18%               5%               0%
August 2026                 33%               20%              14%               3%               0%
August 2027                 24%               14%               9%               0%               0%
August 2028                 15%               8%                5%               0%               0%
August 2029                  8%               4%                2%               0%               0%
August 2030                  3%               1%                0%               0%               0%
August 2031                  1%               0%                0%               0%               0%
August 2032                  0%               0%                0%               0%               0%

UNDERWRITING

          The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the offered notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York on or about June 14, 2007 against payment in immediately available funds and also Clearstream Banking, société anonyme, Luxembourg and Euroclear.

          Subject to the terms and conditions set forth in the underwriting agreement relating to the offered notes, the trust will sell the offered notes to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount or notional amount of each class of offered notes set forth opposite its name.

                         Goldman, Sachs                         Banc of America
                            & Co.             Credit Suisse     Securities LLC        JP Morgan             Total
                         --------------       -------------     ---------------       ---------             -----
Class A-1 Notes                                                                                          $268,016,000

Class A-2 Notes                                                                                          $308,734,000

Class A-3 Notes                                                                                           $94,225,000

Class A-4 Notes                                                                                          $213,875,000

Class A-IO Notes                                                                                            100.00%

Class B Notes                                                                                             $31,230,000

Class C Notes                                                                                             $62,460,000

Class D Notes                                                                                             $62,460,000

Total                                                                                                  $1,041,000,000

          In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the notes offered hereby if any of the notes are purchased. The trust has been advised by the underwriters that the underwriters propose initially to offer the offered notes at the respective prices set forth on the cover page of this term sheet, and to certain dealers at those prices less a concession not in excess of 0.120% per class A-1 note, 0.150% per class A-2 note, 0.180% per class A-3 note, 0.186% per class A-4 note, 0.300% (subject to change) per class A-IO note, 0.216% per class B note, 0.246% per class C note and 0.390% per class D note. The underwriters may allow and dealers may reallow to other dealers a discount not in excess of 0.040% per class A-1 note, 0.050% per class A-2 note, 0.060% per class A-3 note, 0.062% per class A-4 note, 0.100% (subject to change) per class A-IO note, 0.072% per class B note, 0.082% per class C note and 0.130% per class D note. After the initial offering, prices, concessions and reallowances may be changed.

          The underwriting agreement provides that the obligations of the underwriters thereunder are subject to certain conditions precedent, including the delivery of certain legal opinions by their counsel. The underwriters are committed to take and pay for all of the offered notes if any are taken. The depositor and The First Marblehead Corporation have agreed in the underwriting agreement to indemnify the underwriters and their controlling persons against certain liabilities in connection with the offer and sale of the offered notes.

          The underwriters propose to offer the offered notes for resale initially at the offering price set forth on the cover page hereof. After the initial offering, the offering price and other selling terms may be changed at any time without notice.

          The trust has informed the underwriters that it does not intend to apply for listing of the notes through the National Association of Securities Dealers Automated Quotation System.

          The offered notes are new issues of securities with no established trading market. The depositor has been advised by the underwriters that the underwriters intend to make a market in the offered notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the offered notes.

          In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities, including the sale of student loans, certain of which will be included in this transaction, with The First Marblehead Corporation, the depositor and their affiliates.

          One or more of the underwriters or its affiliates may retain a material percentage of any class of notes for its own account. The retained notes may be resold by such underwriter or such affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale.

          During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the offered notes. The lead underwriters, for example, may over-allot the offered notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more offered notes than are to be sold.

          In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the offered notes. This means that if an underwriter purchases offered notes in the open market to reduce a broker-dealer's short position or to stabilize the prices of the offered notes, it may reclaim the selling concession from the broker-dealer who sold those offered notes as part of the offering.

          In general, over-allotment transactions and open market purchases of the offered notes for the purpose of stabilization or to reduce a short position could cause the price of an offered note to be higher than it might be in the absence of such transactions.

          Each underwriter has represented and agreed that:

          (a) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000, received by it in connection with the issue or sale of any offered notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the trust; and

          (b) It has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

          No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the offered notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the offered notes may not be offered or sold, directly or indirectly, and neither the prospectus, this term sheet nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this term sheet comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver offered notes or have in their possession or distribute such term sheet, in all cases at their own expense.

          We have not authorized any offer of the offered notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended. The offered notes may not be lawfully offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the Financial Services Act 1986, as amended.

$1,041,000,000

Student Loan Asset Backed Notes

The National Collegiate Student Loan Trust 2007-2
Issuing Entity

The National Collegiate Funding LLC
Depositor and Sponsor

_________________

TERM SHEET

_________________

Goldman, Sachs & Co. Joint Book-Runner Banc of America Securities LLC	Credit Suisse Joint Book-Runner JPMorgan

June 5, 2007